AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) eliminated the B Class of shares for the Equity Income Fund, Value Fund, and Large Company Value Fund; and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Seventeen Billion (17,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Seventeen Billion (17,000,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Seventy Million Dollars ($170,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Seventy Million Dollars ($170,000,000).

SIXTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the fourteen (14) series of stock and the aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Equity Income Fund	Investor	3,750,000,000	$37,500,000
	Institutional	910,000,000	9,100,000
	A	1,470,000,000	14,700,000
	B	10,000,000	100,000
	C	380,000,000	3,800,000
	R	90,000,000	900,000
	R6	90,000,000	900,000

Value Fund	Investor	1,640,000,000	$16,400,000
	Institutional	850,000,000	8,500,000
	A	255,000,000	2,550,000
	B	10,000,000	100,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
	C	30,000,000	300,000
	R	70,000,000	700,000
	R6	50,000,000	500,000

Real Estate Fund	Investor	200,000,000	$2,000,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	40,000,000	400,000

Small Cap Value Fund	Investor	535,000,000	$5,350,000
	Institutional	400,000,000	4,000,000
	A	255,000,000	2,550,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	50,000,000	500,000

Mid Cap Value Fund	Investor	1,355,000,000	$13,550,000
	Institutional	370,000,000	3,700,000
	A	530,000,000	5,300,000
	C	40,000,000	400,000
	R	70,000,000	700,000
	R6	90,000,000	900,000

Large Company Value Fund	Investor	415,000,000	$4,150,000
	Institutional	50,000,000	500,000
	A	70,000,000	700,000
	B	10,000,000	100,000
	C	15,000,000	150,000
	R	10,000,000	100,000
	R6	40,000,000	400,000

NT Large Company Value Fund	Institutional	700,000,000	$7,000,000
	R6	50,000,000	500,000

NT Mid Cap Value Fund	Institutional	375,000,000	$3,750,000
	R6	20,000,000	200,000

Global Real Estate Fund	Investor	70,000,000	$700,000
	Institutional	20,000,000	200,000
	A	15,000,000	150,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	20,000,000	200,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
AC Alternatives Market Neutral Value Fund	Investor	50,000,000	$500,000
	Institutional	20,000,000	200,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

NT Global Real Estate Fund	Investor	70,000,000	$700,000
	Institutional	150,000,000	1,500,000
	R6	20,000,000	200,000

AC Alternatives Income Fund	Investor	100,000,000	$1,000,000
	Institutional	100,000,000	1,000,000
	A	40,000,000	400,000
	C	40,000,000	400,000
	R	40,000,000	400,000
	R6	40,000,000	400,000

AC Alternatives Long Short Fund	Investor	100,000,000	$1,000,000
	Institutional	100,000,000	1,000,000
	A	40,000,000	400,000
	C	40,000,000	400,000
	R	40,000,000	400,000
	R6	40,000,000	400,000

AC Alternatives Multi-Strategy Fund	Investor	100,000,000	$1,000,000
	Institutional	100,000,000	1,000,000
	A	40,000,000	400,000
	C	40,000,000	400,000
	R	40,000,000	400,000
	R6	40,000,000	400,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Seventeen Billion (17,000,000,000) shares of the Seventeen Billion (17,000,000,000) shares of authorized capital stock of the Corporation among the fourteen (14) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Equity Income Fund	Investor	3,750,000,000	$37,500,000
	Institutional	910,000,000	9,100,000
	A	1,470,000,000	14,700,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
	C	380,000,000	3,800,000
	R	90,000,000	900,000
	R6	130,000,000	1,300,000

Value Fund	Investor	1,640,000,000	$16,400,000
	Institutional	850,000,000	8,500,000
	A	220,000,000	2,200,000
	C	30,000,000	300,000
	R	70,000,000	700,000
	R6	50,000,000	500,000

Real Estate Fund	Investor	200,000,000	$2,000,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	40,000,000	400,000

Small Cap Value Fund	Investor	535,000,000	$5,350,000
	Institutional	400,000,000	4,000,000
	A	220,000,000	2,200,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	50,000,000	500,000

Mid Cap Value Fund	Investor	1,355,000,000	$13,550,000
	Institutional	370,000,000	3,700,000
	A	530,000,000	5,300,000
	C	40,000,000	400,000
	R	70,000,000	700,000
	R6	155,000,000	1,550,000

Large Company Value Fund	Investor	415,000,000	$4,150,000
	Institutional	50,000,000	500,000
	A	70,000,000	700,000
	C	15,000,000	150,000
	R	10,000,000	100,000
	R6	40,000,000	400,000

NT Large Company Value Fund	Institutional	700,000,000	$7,000,000
	R6	50,000,000	500,000

NT Mid Cap Value Fund	Institutional	375,000,000	$3,750,000
	R6	25,000,000	250,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Global Real Estate Fund	Investor	70,000,000	$700,000
	Institutional	20,000,000	200,000
	A	15,000,000	150,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	20,000,000	200,000

AC Alternatives Market Neutral Value Fund	Investor	70,000,000	$700,000
	Institutional	20,000,000	200,000
	A	30,000,000	300,000
	C	10,000,000	100,000
	R	10,000,000	100,000

NT Global Real Estate Fund	Investor	70,000,000	$700,000
	Institutional	150,000,000	1,500,000
	R6	20,000,000	200,000

AC Alternatives Income Fund	Investor	100,000,000	$1,000,000
	Institutional	100,000,000	1,000,000
	A	40,000,000	400,000
	C	40,000,000	400,000
	R	30,000,000	300,000
	R6	30,000,000	300,000

AC Alternatives Long Short Fund	Investor	100,000,000	$1,000,000
	Institutional	100,000,000	1,000,000
	A	40,000,000	400,000
	C	40,000,000	400,000
	R	30,000,000	300,000
	R6	30,000,000	300,000

AC Alternatives Multi-Strategy Fund	Investor	100,000,000	$1,000,000
	Institutional	100,000,000	1,000,000
	A	40,000,000	400,000
	C	40,000,000	400,000
	R	35,000,000	350,000
	R6	35,000,000	350,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above were approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

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IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 12th day of January, 2016.

ATTEST:		AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: January 12, 2016	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President